PAGE 81

                                                               EXHIBIT 10.6
                             PURCHASE AND SALE AGREEMENT


               This Purchase and Sale Agreement (the "Agreement") entered into as of February 14, 1995, effective December 31, 1994 (the "Effective Date)" by and among PHILADELPHIA INVESTMENT CORPORATION OF DELAWARE, a Delaware corporation ("PICD"); PHILADELPHIA DRILLING COMPANY, a Delaware corporation ("Seller"); PHILADELPHIA FALCON DRILLING CORPORATION, a Delaware corporation and affiliate of Seller ("PFDC"); ATWOOD OCEANICS DRILLING COMPANY, a Texas corporation ("Buyer"); ATWOOD OCEANICS, INC., a Texas corporation ("Atwood") and the wholly owning parent of Buyer; ATWOOD FALCON CO., a Delaware corporation and affiliate of Buyer ("AFC"); ATWOOD HUNTER CO., a Delaware corporation and affiliate of Buyer ("AHC"); EAGLE OCEANICS, INC., a Texas corporation and affiliate of Buyer ("Eagle"); ATWOOD DEEP SEAS, LTD., a Texas limited partnership ("Deep Seas, Ltd." or the "Partnership") comprised of Eagle Oceanics, Inc., Atwood Hunter Co. and PDC; and ATWOOD FALCON I, LTD. ("Falcon, Ltd."), a Texas limited partnership comprised of AFC and PFDC.
                                  R E C I T A L S :

               WHEREAS, Seller owns a fifty percent (50%) limited partnership interest in Deep Seas, Ltd. ("Deep Seas LP
          Interest");

               WHEREAS, Atwood is the holder of one promissory note from Deep Seas, Ltd. as further described in Section 1.01(a) as the Atwood PAN;

               WHEREAS, PICD is the holder of two promissory notes from Deep Seas, Ltd. as further described in Section 1.01(b) as the PICD PANS;

               WHEREAS, PICD desires to contribute the PICD PANS to Deep Seas, Ltd. as an equity contribution, and Atwood desires to contribute the Atwood PAN to Deep Seas, Ltd. as an equity contribution, all on the terms and subject to the conditions set forth herein;

               WHEREAS, Seller desires to sell, transfer, and assign the Deep Seas LP Interest to Buyer, and Buyer desires to purchase the Deep Seas LP Interest from Seller and assume certain of Seller's obligations under the Ancillary Agreements on the terms and subject to the conditions set forth herein;

               WHEREAS, PFDC, as an affiliate of Seller and a limited partner in Falcon, Ltd., and PICD as the wholly owning parent of Seller, have entered into certain of the Ancillary Agreements, as defined in Section 1.03 hereof to facilitate the Deep Seas, Ltd. financing and to promote the consistent operations of Deep Seas,

          Ltd. and Falcon Ltd., in consideration of the relationships between Seller and PICD and PFDC;

               WHEREAS, Falcon, Ltd. is dissolving as of the Effective Date hereunder and will cease to exist;

               WHEREAS, upon Seller's sale of the Deep Seas LP Interest herein and the dissolution of Falcon, Ltd., PICD and PFDC are no longer willing to facilitate Deep Seas, Ltd. in such a manner;

               WHEREAS, the parties hereunder have agreed to assume, amend or terminate Seller's, PFDC's and PICD's obligations under the Ancillary Agreements, as appropriate; and

               WHEREAS, in connection with and incident to the purchase and sale of the Deep Seas LP Interest, Seller, PFDC and PICD desire to transfer, and Buyer and Atwood desire to assume, certain rights, obligations and liabilities of Seller, PFDC and PICD with respect to the Partnership, upon the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the premises and of the respective covenants, agreements, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

             I.  PRE-CLOSING PURCHASE AND SALE; ASSUMPTION OF LIABILITIES


               1.01. Pre-Closing Actions. At the Closing (as defined in Section 1.05 hereof) and subject to the terms and conditions hereinafter set forth, the following actions shall be deemed to have occurred immediately prior to the Effective Date:

               (a) Atwood shall contribute and deliver to AHC and shall cause AHC to contribute and deliver to Deep Seas, Ltd. as an additional contribution to capital pursuant to the Partnership Agreement the certain Partnership Advance Note dated April 26, 1988 with an Allonge thereto dated September 26, 1990 and a Second Allonge thereto dated February 1, 1991 made by Deep Seas, Ltd. payable to the order of Atwood ("Atwood PAN") in an original principal amount of $10,000,000 plus any accrued interest as set forth in such note, and all collateral security therefor, as increased from time to time to reflect additional advances made by Atwood to Deep Seas, Ltd., including without limitation accrual of management fees. The Atwood PAN had an outstanding balance of $19,883,503.48 on the Effective Date.

               (b)  PICD shall contribute and deliver to Seller which shall
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                                       PAGE 83

                    contribute and deliver to Deep Seas, Ltd., as an additional contribution to capital pursuant to the Partnership Agreement those certain promissory notes as follows: (i) Senior Partnership Advance Note dated April 26, 1988 with an Allonge thereto dated September 26, 1990 and Second Allonge thereto dated February 1, 1991 ("Senior PICD PAN") made by Deep Seas, Ltd. payable to the order of PICD in the original principal amount of $1,037,500 with a balance on the Effective Date of $4,194,235.15, and (ii) Partnership Advance Note dated April 26, 1988 with an allonge thereto dated September 26, 1990 and Second Allonge thereto dated February 1, 1991 made by Deep Seas, Ltd. payable to the order of PICD (Junior PICD PAN") in an original principal amount of $10,000,000 plus any accrued interest as set forth in each such note, and all collateral security therefor as increased from time to time to reflect additional advances made by PICD to Deep Seas, Ltd. (the Senior PICD PAN and the Junior PICD PAN are collectively referred to herein the "PICD PANS"). The Junior PICD PAN has a balance outstanding on the Effective Date of $13,784,566.45.

               1.02. Purchase of Deep Seas LP Interest. Subject to the terms and conditions hereinafter set forth, the following actions shall occur at the Closing (as defined in Section 1.05 hereof):

               (a) Seller shall sell, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all as of the Effective Date, the Deep Seas LP Interest, free and clear of any and all liens and encumbrances. Seller shall deliver to Buyer a certificate evidencing the Deep Seas LP Interest accompanied by Assignment and Assumption Agreements transferring the Deep Seas LP Interest.

               (b) Buyer shall deliver to Seller the Cash Consideration, as defined in Section 1.04 hereof, for such Deep Seas LP Interest in immediately available funds by wire transfer to a bank account to be designated by Seller.


               1.03. Assumption of Liabilities. In addition to the Cash Consideration as defined in Section 1.04 hereof, to be paid for the transfer of the Deep Seas LP Interest to Buyer, Buyer and Atwood as appropriate, agree to assume at the Closing from the Effective Date, and thereafter to pay, perform and discharge all liabilities and obligations of Seller, PFDC and PICD under the notes, instruments, agreements and undertakings described in
          Schedule 2 hereto (the "Assumed Ancillary Agreements") (the "Ancillary Agreements" are set forth on Schedule 1 hereto). Concurrently with such assumption, Seller, PFDC or PICD, as appropriate, shall assign all of its rights, privileges and powers under the Assumed Ancillary Agreements to Buyer, AFC or Atwood as appropriate. Additionally, all of the parties hereto agree to mutually terminate at the Closing certain agreements and undertakings of Seller, PICD, PFDC and the other parties thereto described in Schedule 3 hereto (the "Terminated Ancillary Agreements"). PICD shall pay all costs and fees through the Closing Date arising out of the assignment, assumption or termination of the Ancillary Agreements hereunder (other than fees of Buyer's counsel).

               1.04. Consideration. In consideration for the transfer of the Deep Seas LP Interest by Seller to Buyer at the Closing:
          Buyer shall (i) pay to Seller the amount of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,250,000.00); (ii) pay to Seller the amount of ONE HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($180,000.00) which is agreed to be one-half of the working capital of the Partnership on the Effective Date (clauses (i) and (ii) shall be referred to herein as (the "Cash Consideration")); and (iii) assume from Seller, PFDC and PICD the obligations under the Assumed Ancillary Agreements in the manner contemplated by Section 1.03 above, and thereafter pay, perform and discharge such obligations under the Assumed Ancillary Agreements.

               1.05. Closing Place and Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Griggs & Harrison, 1301 McKinney, Suite 3200, Houston, Texas 77010, at 10:00 A.M., Houston time, on March 31, 1995, or if all conditions of Closing set forth in
          Article IV hereof have earlier been satisfied or waived, at such time within five (5) business days after all such conditions shall be satisfied or waived as the parties hereto may mutually agree upon (the "Closing Date").


                         II.  REPRESENTATIONS AND WARRANTIES

               2.01. Representations and Warranties of Seller, PICD and PFDC. PICD, PFDC and Seller jointly and severally represent and warrant to Buyer and Atwood as of the date of this Agreement and on the Effective Date, as follows:

               (a) Organization, Good Standing, Power. Each of PICD, PFDC and Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to enter into and perform its obligations under this Agreement.

               (b) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action of each of PICD, PFDC and Seller. This Agreement is a legal, valid, and binding obligation of each of PICD, PFDC and Seller, enforceable against each in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (c) Title. PDC shall transfer to Buyer at Closing, title to the Deep Seas LP Interest, free and clear of all liens, pledges, encumbrances, charges, claims, security interests, and any other adverse claims.

               (d) No Conflicts. Neither the execution, delivery, or performance of this Agreement by Seller, PFDC and PICD, nor the consummation of the transactions contemplated hereby by Seller, PFDC and PICD (i) will constitute a violation of or default under, or conflict with, any note, bond, mortgage, indenture, deed of trust, lease, license agreement, or other instrument or obligation to which each Seller, PFDC or PICD is a party or by which Seller, PFDC or PICD is bound, or constitute a violation of, or conflict with, any provision of Seller's, PFDC's or PICD's respective Certificate of Incorporation or Bylaws or any order, writ, injunction, decree, statute, rule, or regulation of any governmental, administrative, or regulatory body applicable to Seller, PFDC or PICD or (ii) will require any consent, approval, notice, or filing with respect to any of the foregoing.

               (e) Finders and Brokers. PICD, or its designated representatives, has engaged Simmons & Company International to assist and advise PICD in connection with the sale of the Deep Seas LP Interest. PICD will be responsible for all fees of Simmons & Company International and in this connection, and hereby indemnifies and agrees to hold Buyer, AFC and Atwood harmless from any liability for any commission, fee, or expense payable to Simmons & Company International in this connection. Except as provided above, no person, firm, or corporation has or will have, as a result of any act or omission by Seller, PICD or PFDC, any valid right, interest, or claim against or upon Buyer, AFC or Atwood for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

               (f) The PICD PANS. (i) PICD is the owner and holder of the PICD PANS and the indebtedness evidenced thereby;
                    (ii) on the Effective Date, the principal and all accrued interest, if applicable, balances outstanding on the PICD PANS was $4,194,235.15 for the Senior PICD PAN and $13,784,566.45 for the Junior PICD PAN; and
                    (iii) the PICD PANS are not presently assigned, mortgaged or hypothecated to any other party, provided however, immediately prior to Closing they will be contributed by PICD to PDC to contribute to Deep Seas, Ltd. as of the Effective Date.

               (g) No Defaults. Neither Seller, PFDC nor PICD is in violation of any term or provision of the Certificate or Agreement of Limited Partnership of Deep Seas, Ltd. (the "Partnership Agreement") of any other of the Ancillary Agreements to which each of them is a party.


               2.02. Representations and Warranties of Buyer and Atwood. Buyer, AFC, AHC, Eagle and Atwood jointly and severally represent and warrant to Seller, PFDC and PICD as of the date of this Agreement and as of the Effective Date, as follows:

               (a) Organization, Good Standing, Power. Each of Buyer, Atwood and Eagle is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all requisite corporate power and authority to enter into and perform its obligations under this Agreement. Each of AFC and AHC is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

               (b) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action of each of Buyer, AFC, AHC, Eagle and Atwood. This Agreement is a legal, valid, and binding obligation of each of Buyer, AFC, AHC, Eagle and Atwood, enforceable against Buyer, AFC, AHC, Eagle and Atwood in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (c) No Conflicts. Neither the execution, delivery, or performance of this Agreement by Buyer, AFC, AHC, Eagle and Atwood, nor the consummation of the transactions contemplated hereby by Buyer, AFC, AHC, Eagle and Atwood, will constitute a violation of or default under, or conflict with, any note, bond, mortgage, indenture, deed of trust, lease, license, agreement, or other instrument or obligation to which Buyer, AFC or Atwood is a party or by which Buyer, AFC, AHC, Eagle or Atwood is bound or constitute a violation of or conflict with any provision of Buyer's, AFC's, AHC's, Eagle's or Atwood's Articles of Incorporation, Bylaws, or similar corporate document, or any order, writ, injunction, decree, statute, rule, or regulation of any governmental, administrative or regulatory body applicable to Buyer, AFC, AHC, Eagle or Atwood or will require any consent, approval, notice, or filing with respect to the foregoing.

               (d) The Atwood PAN. (i) Atwood is the owner and holder of the Atwood PAN and the indebtedness evidenced thereby;
                    (ii) on the Effective Date, the principal balance outstanding and all accrued interests on the Atwood PAN was $19,883,503.48; and (iii) the Atwood PAN is not presently assigned, mortgaged or hypothecated provided, however, immediately prior to Closing it will be contributed by Atwood to AHC, general partner of Deep Seas, Ltd., which will contribute the Atwood PAN to Deep Seas, Ltd. as of the Effective Date.

               (e) Purchase of Deep Seas LP Interest Without View to Distribution. The Deep Seas LP Interest is being purchased by Buyer for its own account for investment and not for the purpose of, or with a view to, the resale or distribution thereof. Buyer acknowledges that the sale of the Deep Seas LP Interest hereunder has not been registered under the Securities Act of 1933, as amended, and that no further sales thereof can be made unless registration or exemption from registration under such Act is available.

               (f) Finders and Brokers. No person, firm, or corporation has or will have, as a result of any act or omission by Buyer, AFC, AHC, Eagle or Atwood, any valid right, interest, or claim against or upon Seller, PFDC or PICD for any commission, fee, or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

               (g) Qualified Person. Buyer is a Qualified Person as defined in Section 13.8 of the Partnership Agreement.


                           III.  COVENANTS PENDING CLOSING

               From the date hereof until the earlier of the Closing Date or the termination of this Agreement pursuant to Article V hereof, PICD, Seller, PFDC, Buyer, AFC and Atwood agree and covenant as follows:

               3.01. Satisfaction of Closing Conditions. Each of Buyer, AFC, AHC, Eagle, Atwood, PICD, PFDC and Seller shall use all reasonable efforts to bring about the satisfaction of the conditions of Closing specified in Article IV hereof as they relate to such party, and otherwise to consummate this Agreement and the transactions contemplated hereby. Each of Buyer, AFC, AHC, Eagle, Atwood, PICD, PFDC and Seller will cooperate and furnish such information as may reasonably be required in order to obtain any necessary consents or approvals of third parties to such consummation, including without limitation consents required pursuant to the Ancillary Agreements.

               3.02. No Sale or Encumbrance of Deep Seas LP Interest. Seller and PICD shall not sell, transfer, pledge, or encumber, or agree to sell, transfer, pledge, or encumber, the Deep Seas LP Interest or the PICD PANS except pursuant to this Agreement.

               3.03. Operations. Seller shall continue to hold Deep Seas LP Interest in the ordinary course of business at all times on or prior to the Closing Date, except as otherwise described or contemplated herein and except in circumstances as to which Buyer shall concur in writing. By way of amplification and not limitation, except as provided in the preceding sentence, Seller shall not cause the Partnership on or prior to the Closing Date to:

               (a) Amend its certificate or agreement of limited partnership;

               (b) Except as otherwise described herein or contemplated hereby, commit or omit to do any act or omission which would cause a breach of any agreement, contract, or commitment, which breach would have a material adverse effect on the financial condition, results of operations, or business of the Partnership;

               (c) Violate any law, statute, rule, governmental regulation, or order, which violation would have a material adverse effect on the financial conditions, results of operations, or business of the Partnership;

               3.04. Press Releases. Atwood, AFC, Buyer, PICD, PFDC and Seller shall consult with each other with regard to all publicity or releases proposed to be issued by any of them at or prior to the Closing concerning this Agreement or the transactions contemplated hereby. Neither Atwood, AFC, AHC, Eagle, Buyer, PICD, PFDC nor Seller shall issue any press release or other public statement relating to the transactions contemplated hereby without the prior consent of the others, except as otherwise required by law (in which event copies shall be furnished to the other prior to, or contemporaneously with, the dissemination thereof).


                              IV.  CONDITIONS OF CLOSING


               4.01. Buyer, AFC, AHC, Eagle and Atwood Conditions. The obligations of Buyer, AFC, AHC, Eagle and Atwood under this Agreement are subject, at their option, to compliance by Seller, PFDC and PICD in all material respects with the covenants to be performed by Seller, PFDC and PICD, respectively, as set forth in
          Article III hereof, the contribution of the PICD PANS pursuant to
          Section 1.01 hereof, the delivery of Deep Seas LP Interest to Buyer pursuant to Section 1.02 hereof, and to the satisfaction of the following conditions:

               (a) Each of Seller, PFDC and PICD shall have delivered a certificate to Buyer, dated as of the Closing Date, stating that the representations and warranties made by Seller, PFDC and PICD in Section 2.01 hereof are true and correct as of the Closing Date.

               (b) (i) No action or proceeding shall have been instituted before a court or other governmental body by any person, governmental agency, or public authority to restrain or prohibit the transactions contemplated by this Agreement; and (ii) no governmental agency shall have given notice to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the transactions contemplated hereby.

               (c) Atwood, AFC, AHC, Eagle and Buyer shall have received from Mr. Joel W. Messing, counsel to Seller, PFDC and PICD, an opinion dated as of the Closing Date in substantially the form of that attached hereto as Exhibit A.

               (d) All necessary consents (in form and substance satisfactory to Seller and Buyer) to the transaction contemplated hereby required to have been obtained from the parties to the Ancillary Agreements, the Partnership Agreement and the Amended and Restated Master Loan Restructuring Agreement ("ARMLRA") dated November 12, 1992 by and among Deep Seas, Ltd., Texas Commerce Bank National Association, Federal Deposit Insurance Corporation, Chemical Bank and Atwood (and any assignee thereof) shall have been obtained and PICD shall have paid the reasonable fees and expenses of counsel to Chemical Bank, as Agent, in connection therewith.

               (e) Simultaneous with the Closing hereunder (i) Falcon, Ltd. shall have sold its assets to Atwood Oceanics Pacific Ltd. and (ii) Falcon, Ltd. shall have dissolved and distributed its assets in accordance with that certain Partnership Dissolution Agreement dated of even date herewith, effective December 31, 1994.

               (f) The Terminated Ancillary Agreements shall be terminated without liability to the parties thereunder.

               4.02. Seller Conditions. The obligations of Seller, PFDC and PICD under this Agreement are subject, at its option, to compliance by Buyer, AFC, AHC, Eagle and Atwood in all material respects with the covenants to be performed by Buyer, AFC, AHC, Eagle and Atwood as set forth in Article III hereof, the contribution of the Atwood PAN pursuant to Section 1.01 hereof, the assumption of the Assumed Ancillary Agreements and the payment of the Cash Consideration pursuant to Sections 1.03 and 1.04, respectively, and to the satisfaction of each of the following conditions:

               (a) Each of Buyer, AFC, AHC, Eagle and Atwood shall have delivered a certificate to Seller, dated as of the Closing Date, stating that the representations and warranties made by Buyer, AFC, AHC, Eagle and Atwood under this Agreement are true and correct as of the Closing Date.

               (b) (i) No action or proceeding shall have been instituted before a court or other governmental body by any person, governmental agency, or public authority to restrain or prohibit the transactions contemplated by this Agreement; and (ii) no governmental agency shall have given notice to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the transactions contemplated hereby.

               (c) PICD, PFDC and Seller shall have received from Griggs & Harrison, P.C., counsel to Buyer, AFC, AHC, Eagle and Atwood, an opinion dated as of the Closing Date in substantially the form attached hereto as Exhibit B.

               (d) All necessary consents (in form and substance satisfactory to Seller and Buyer) to the transactions contemplated hereby required to have been obtained from the parties to the Ancillary Agreements, the Partnership Agreement and ARMLRA (or any assignee thereof) shall have been obtained.

               (e) Simultaneous with the Closing hereunder (i) Falcon, Ltd. shall have sold its assets to Atwood Oceanics Pacific Ltd. and (ii) Falcon, Ltd. shall have dissolved and distributed its assets in accordance with that certain Partnership Dissolution Agreement dated of even date herewith, effective December 31, 1994.

               (f) The Assumed Ancillary Agreements shall be assumed by Buyer, AFC, AHC, Eagle or Atwood, as appropriate.

               (g) The Terminated Ancillary Agreements shall be terminated as of the Effective Date without liability to the parties thereunder.

               4.03. Conditions Satisfied. If the Closing takes place, all conditions precedent thereto shall be deemed to have been waived or satisfied.


                                   V.  TERMINATION


               5.01. Events of Termination. This Agreement may be terminated on or prior to the Closing Date as follows, and in no other manner:

               (a)  By mutual written agreement of Buyer and Seller; or

               (b) By Buyer, AFC, AHC, Eagle or Atwood by written notice to Seller, PFDC and PICD, if the conditions set forth in Section 4.01 hereof shall not have been complied with or performed in any material respect, or by Seller or PICD by written notice to Buyer, AFC, AHC, Eagle and Atwood, if the conditions set forth in Section 4.02 hereof shall not have been complied with or performed in any material respect, and, in either case, such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before March 31, 1995 or such later date, if any, as Seller, PFDC and PICD and Buyer, AFC, AHC, Eagle and Atwood may agree to in writing.


               5.02. Effect of Termination; Expenses. In the event that this Agreement shall be terminated pursuant to Section 5.01 hereof, all further obligations of the parties hereto under this Agreement (other than pursuant to this Section 5.02) shall terminate without further liability or obligation of either party to the other party hereunder. Except as specifically set forth in Section 1.03 hereof, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all provisions hereof to be performed or complied with by such party, including the fees, expenses, and disbursements of its counsel and accountants and any fees or disbursements payable to brokers or other entities retained by or on behalf of such party.


                         VI.  OTHER COVENANTS OF THE PARTIES


               6.01. Indemnification by Buyer, AFC, AHC, Eagle and Atwood. Buyer, AFC, AHC, Eagle and Atwood, jointly and severally, agree for a period of two (2) years after the Closing Date to indemnify, defend and hold Seller, PFDC and PICD harmless from and against any and all losses, liabilities, claims, demands, lawsuits, damages, costs and expenses (including reasonable attorneys' fees and disbursements) of every kind, nature and description (collectively, "Claims") as to which Seller, PFDC or PICD has given Buyer or Atwood notice, sustained by Seller, PFDC or PICD, based upon, arising out of or otherwise in respect of (i) the material inaccuracy of any representation or warranty, or the breach of any covenant or agreement of Buyer or Atwood contained in this Agreement; and (ii) Buyer's, AFC's, AHC's, Eagle's or Atwood's performance or non-performance after the Closing of, or under, any Assumed Ancillary Agreement. The foregoing indemnifications are given solely for the purpose of protecting Seller, PFDC and PICD and shall not be deemed to be extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any third party and nothing contained in this Section 6.01 shall expand or enlarge any representation, warranty, covenant, agreement or other undertaking of Buyer, AFC, AHC, Eagle or Atwood, or limit or restrict any exception to or disclaimer of any such representation, warranty, covenant, agreement or undertaking, made or provided for elsewhere in this Agreement.

               6.02. Indemnification by Seller. Seller, PFDC and PICD, jointly and severally, agree for a period of two (2) years after the Closing Date to indemnify, defend and hold Buyer, AFC, AHC, Eagle and Atwood harmless from and against any and all Claims as to which Buyer, AFC, AHC, Eagle or Atwood has given Seller, PFDC or PICD notice, sustained by Buyer, AFC, AHC, Eagle or Atwood, based upon, arising out of or otherwise in respect of (i) the material inaccuracy of any representation or warranty, or the breach of any covenant or agreement of Seller, PFDC or PICD contained in this Agreement; and (ii) Seller's, PFDC's or PICD's performance or nonperformance prior to the Closing of, or under, any Assumed Ancillary Agreement transferred to Buyer, AFC, AHC, Eagle or Atwood hereunder. The foregoing indemnifications are given solely for the purpose of protecting Buyer, AFC and Atwood and shall not be deemed to be extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any third party and nothing contained in this Section 6.02 shall expand or enlarge any representation, warranty, covenant, agreement or other undertaking of Seller, PFDC and PICD, or limit or restrict any exception to or disclaimer of any such representation, warranty, covenant, agreement or undertaking, made or provided for elsewhere in this Agreement.

               6.03. Expiration of Representations, Warranties and Covenants. Notwithstanding anything in Sections 6.01 or 6.02 to the contrary, and except as provided in this sentence, the representations and warranties set forth in Sections 2.01 and
          2.02 hereof shall expire and terminate two years after the Closing Date, following which date no party may bring an action or notify the other of a Claim with respect thereto under this Agreement or otherwise.


                                 VII.  MISCELLANEOUS


               7.01. Notices. Any notice, communication, request, reply, or advice (hereinafter a "notice") in this Agreement provided or permitted to be given or made by either party to the other party hereunder must be in writing (including by facsimile transmission) and may be given or served by depositing the same in the United States mail, postage prepaid, and registered or certified with return receipt requested, by delivering the same in person to the person or entity to be notified, by sending the same by a recognized courier service for next day delivery, or by facsimile transmission when received and electronically confirmed. Notice deposited in the mail in the manner hereinabove described shall be effective on the third business day after such deposit. Notice given in any other manner permitted hereunder shall be effective upon receipt. For purposes of notice, the addresses of the parties shall be as follows:

                    If to Buyer, AFC, AHC, Eagle or Atwood:
                    Atwood Oceanics, Inc.
                    15835 Park Ten Place Drive
                    P.O. Box 218350
                    Houston, Texas   77218
                    Telecopy:  (713) 492-0345
                    Attention:  Mr. James M. Holland

                    With a copy to:

                    Griggs & Harrison
                    1301 McKinney, Suite 3200
                    Houston, Texas   77010-3033
                    Telecopy:  (713) 651-1944

                    Attention:  Suzanne B. Kean, Esq.

          or to such other addresses as to which Buyer may have advised Seller in writing.

                    If to Seller, PFDC or PICD:

                    One Beaver Valley Road
                    P. O. Box 15047
                    Wilmington, Delaware 19850
                    Telecopy:  (302) 479-6618

                    Attention:  President


                    With a copy to:

                    CIGNA International Finance Inc.
                    S-215
                    900 Cottage Grove Road
                    Hartford, Connecticut 06152-2215
                    Telecopy:  (203) 726-8885

                    Attention:  Secretary

          or to such other addresses as to which the Seller may have advised Buyer in writing.

               7.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

               7.03. Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               7.04. Waivers. Except as otherwise provided herein, the failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provisions hereof.

               7.05. Complete Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations, or warranties between such parties other than those set forth herein or therein, all other agreements and understandings being superseded hereby.

               7.06. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be transferred or assigned by either party without the prior written consent of the other party, and shall not be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

               7.07. Amendments; Severability. The parties hereto may amend, modify, or supplement this Agreement or any Schedule or Exhibit hereto only in such manner as may be mutually agreed upon in writing and executed by the parties hereto. Any provision hereof which is prohibited by or unlawful or unenforceable under the applicable law of any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in full force, provided that the purpose of this Agreement thereby can be effected.

               7.08. Gender and Number. All personal pronouns used in this Agreement shall include the other gender and the neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

               7.09. Counterparts. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had executed the same document. Each counterpart so executed and delivered shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one and the same Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                        PHILADELPHIA INVESTMENT
                                        CORPORATION OF DELAWARE

                                        By CIGNA International Finance
                                        Inc., its Agent


                                             By: /s/ David S. Scheibe
                                             Name: David S. Scheibe
                                             Title:      Vice President



                                        PHILADELPHIA DRILLING COMPANY

                                        By CIGNA International Finance
          Inc., its Agent


                                             By: /s/ David S. Scheibe
                                             Name: David S. Scheibe
                                             Title:      Vice President


                                        PHILADELPHIA FALCON DRILLING
                                        COMPANY

                                        By CIGNA International Finance
          Inc., its Agent


                                             By:/s/ David S. Scheibe
                                             Name:  David S. Scheibe
                                             Title:  Vice President


                                        ATWOOD OCEANICS DRILLING
                                        COMPANY


                                        By: /s/ James M. Holland
                                             James M. Holland
                                             Vice President



                                        ATWOOD OCEANICS, INC.


                                        By: /s/ James M. Holland

                                             James M. Holland
                                             Vice President


                                        ATWOOD FALCON CO.



                                        By: /s/ James M. Holland
                                             James M. Holland
                                             Vice President



                                        ATWOOD HUNTER CO.


                                        By: /s/ James M. Holland
                                             James M. Holland
                                             Vice President



                                        EAGLE OCEANICS, INC.



                                        By: /s/ James M. Holland
                                             James M. Holland
                                             Vice President



                                        ATWOOD DEEP SEAS, LTD.

                                        By Atwood Hunter Co., its General
          Partner



                                             By: /s/ James M. Holland
                                                       James M. Holland
                                                       Vice President

                                        ATWOOD FALCON I, LTD.

                                        By Atwood Falcon Co., its General
          Partner

                                             By: /s/ James M. Holland
                                                       James M. Holland
                                                       Vice President